UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2018

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 8.01  Other Events.

On April 19, 2018, Dr. Stephen R. Clarke resigned as President and Chief Executive Officer and as a member of the Board of Directors (“Board”) of Aqua Metals, Inc. (“Company”). The Board has appointed Selwyn Mould, a co-founder and the Chief Operating Officer of the Company, to serve as President and Chief Executive Officer. Mr. Mould has accepted the President and Chief Executive Officer positions on an interim basis pending completion of the Board’s previously announced search for a permanent President and Chief Executive Officer. In addition to his new interim duties, Mr. Mould will also continue in his role as Chief Operating Officer. Dr. Clarke has agreed to serve as a consultant to the Company on an as-needed basis.

The Board has appointed Eric Prouty to the vacancy on the Board created by Dr. Clarke’s resignation. Mr. Prouty has been nominated by the Board for election to the Board at the Company’s upcoming annual meeting of stockholders (“2018 Annual Meeting”).

The Board also appointed Vincent DiVito, who has served as an independent member of the Board since May 2015, as non-executive Chairman of the Board.

Dr. Clarke’s resignation as an officer the Company is regarded as a termination without cause under his employment agreement with the Company. Pursuant to his employment agreement, Dr. Clarke is entitled to two years of severance at his current salary in consideration of his execution of a customary release and separation agreement. Dr. Clarke’s Separation Agreement and Release is filed herewith as Exhibit 99.1. On April 23, 2018, the Company issued a press release announcing the resignation of Dr. Clarke and the Board appointments referred to herein. A copy of the press release is filed with this report as Exhibit 99.2.

Mr. Mould is a co-founder of the Company and has served as its Chief Operating Officer since inception in June 2014 and a member of the Board since August 2017. From May 2013 to June 2014, Mr. Mould, along with Dr. Clarke and others, engaged in research and development that ultimately lead to their development of the Company’s AquaRefining™ process. From 2008 to May 2013, Mr. Mould served as Chief Operating Officer of Applied Intellectual Capital, Ltd. From 1999 to 2007, Mr. Mould served as head of supply chain for Group Lotus Plc, the sports car manufacturer and engineering consultant. Prior to that he was head of logistics for Pilkington Plc. In his earlier career, Mr. Mould was a production manager for Chloride Industrial Batteries Ltd. Mr. Mould holds an MA in natural sciences from the University of Cambridge with a major in chemistry.

Mr. DiVito has served as a member of the Board since May 2015. Since April 2010, Mr. DiVito has served as the owner and Chief Executive Officer of Vincent L. DiVito, Inc., a financial and management consulting firm. From January 2008 to April 2010, Mr. DiVito served as President of Lonza America, Inc., a global life sciences chemical business headquartered in Allendale, New Jersey, and also served as Chief Financial Officer and Treasurer of Lonza America, Inc. from September 2000 to April 2010. Lonza America, Inc. is part of Lonza Group, whose stock is traded on the Swiss Stock Exchange. From 1990 to September 2000, Mr. DiVito was employed by Algroup Wheaton, a global pharmaceutical and cosmetics packaging company, first as its director of business development and later as its Vice President and Chief Financial Officer. Mr. DiVito is a certified public accountant and certified management accountant and is a National Association of Corporate Directors Board Leadership Fellow. He served on the board of directors and chairman of the audit committee of Entertainment Gaming Asia Inc., a Nasdaq listed company gaming company, from October 2005 until its acquisition in July 2017, and also served as a member of the board of directors of Riviera Holdings Corporation, formerly an AMEX listed gaming and resort company, from July 2002 until the consummation of a change in control of the corporation in March 2011.

Mr. Prouty has, since January 2012, been an independent consultant providing business development and capital markets consulting services. Mr. Prouty has been a director of Hudson Technologies (NASDAQ: HDSN) since September 2014. From March 2006 through November 2011, Mr. Prouty served as an equity research analyst covering the sustainability sector for Canaccord Genuity, formerly known as Canaccord Adams, a global investment banking firm. Between February 2001 and March 2006 Mr. Prouty served as a sustainability focused equity research analyst for Adams Harkness. While at Adams Harkness, Mr. Prouty served on the firm’s Board of Directors from 2004 until in early 2006 and also served as Director of Research from 2004 until 2007. Between March 2000 and February 2001, Mr. Prouty served as an equity research analyst for the investment banking firm of Robertson Stephens covering the sustainability sector. Prior to 2000, Mr. Prouty held positions in the research departments of a number of sell side and buy side firms. Mr. Prouty currently is a Trustee and Treasurer of the Hancock Shaker Village.

Important Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2018 Annual Meeting. The Company has filed with the SEC, and mailed to the Company’s stockholders, its definitive proxy statement and GOLD proxy card relating to the Annual Meeting, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018 (the “Annual Report”). The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the Company’s definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Aqua Metals, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company are set forth in the Company’s definitive proxy statement, the accompanying GOLD proxy card and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.aquametals.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Separation Agreement and Release dated April 19, 2018 between the Registrant and Dr. Stephen R. Clarke
99.2	Press release dated April 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: April 24, 2018	/s/ Thomas Murphy
Thomas Murphy
Chief Financial Officer